Exhibit 99.1
CONTACT:
Bob De Vaere
IDM Pharma, Inc.
Chief Financial Officer
Office: (949) 470-6447
Geoff Curtis
WeissComm Partners
Office: (312) 284-4701
gcurtis@wcpglobal.com
IDM PHARMA ANNOUNCES PRESENTATIONS AT
44th AMERICAN SOCIETY OF CLINICAL ONCOLOGY ANNUAL MEETING
IRVINE, Calif. — May 16, 2008 — IDM Pharma, Inc. (Nasdaq: IDMI) today announced that clinical data presentations evaluating the Company’s lead product candidates will be made at the upcoming 44th American Society of Clinical Oncology (ASCO) annual meeting. Data presented at the meeting will support improved survival for patients with metastatic osteosarcoma treated with L-MTP-PE, as well as patients with non-small lung cancer treated with IDM-2101.
Presentation highlights are as follows:
L-MTP-PE

“Addition of Muramyl Tripeptide to Chemotherapy for Patients with Newly Diagnosed Metastatic Osteosarcoma: a Report from the Children’s Oncology Group”

Presenter: Alexander J Chou, MD, Department of Pediatrics, Memorial Sloan-Kettering Cancer Center Date/Time: Poster presentation, Sunday, June 1, 2008, 2 — 6 p.m., S Hall A1; poster discussion period,

4:45 – 6 p.m., S504
Abstract Number: 10018
Poster Number: 52B
IDM-2101

“Induction of immune responses and clinical activity in a Phase 2 trial of IDM-2101, a 10-epitope CTL vaccine, in metastatic NSCLC patients”
Presenter: Minal Barve, MD, practice director, Mary Crowley Cancer Research Center

Date/Time: Sunday, June 1, 2008, 2 — 6 p.m., S Hall A1
Abstract Number: 8057
Poster Number: 43D
The 2008 ASCO annual meeting abstracts are currently available at www.asco.org.
About IDM Pharma
IDM Pharma is focused on the development of innovative cancer products that either destroy cancer cells by activating the immune system or prevent tumor recurrence by triggering a specific adaptive immune response. IDM Pharma is dedicated to maximizing the full therapeutic and commercial potential of each of its innovative products to address the needs of patients and the physicians who treat these patients.
For more information about the company and its products, visit www.idm-pharma.com.

Forward-Looking Statements
The presentations described in this press release will include forward-looking statements that reflect management’s current views of future events regarding the development and characteristics of the Company’s drug candidates L-MTP-PE and IDM-2101, including the Company’s plans to address the remaining questions with respect to the Marketing Authorization Application (MAA) for L-MTP-PE during the clock-stop granted by the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency, and the expected timing of a final opinion from the CHMP and of a final regulatory decision regarding the MAA in the European Union, as well as the Company’s plans to collect, analyze and submit additional Phase 3 data in an amended New Drug Application (NDA) for L-MTP-PE, including the expected timing for such amended NDA, and to respond to other matters raised by the Food and Drug Administration (FDA), the potential for IDM-2101 as a treatment for NSCLC and plans to evaluate strategic alternatives. Actual results may differ materially from the forward-looking statements due to a number of important factors, including, but not limited to, whether the Company will be able to respond to the remaining issues with regard to the MAA, including verification of data quality and chemistry, manufacturing and controls (CMC) items, to the satisfaction of the CHMP, whether the CHMP will ask the Company for further information at or following the June 2008 meeting to address remaining issues with regard to the MAA, which would delay the timing of a final opinion from the CHMP, whether the final opinion of the CHMP will be consistent with the non-binding opinion of the CHMP, whether the European Commission will follow the final opinion of the CHMP once issued, whether the timing for the final opinion of the CHMP and the regulatory decision in Europe will occur as expected by the Company, the possibility that additional data from the Phase 3 clinical trial of L-MTP-PE and other information in any amendment to the NDA for L-MTP-PE submitted by the Company may not provide adequate support for regulatory approval of L-MTP-PE in the United States within the timeframe expected by the Company, if at all, whether the Company will be able to manufacture and commercialize L-MTP-PE even if it is approved by regulatory authorities, whether the Company will be able to complete any potential strategic transaction on terms acceptable to the Company’s stockholders, and whether the cash resources of the Company will be sufficient to fund operations as planned. These and other risks affecting the Company and its drug development programs, intellectual property rights, personnel and business are more fully discussed in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2008 and other periodic reports filed with the SEC. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.